Exhibit 99.1

NEWS RELEASE
Contacts:
Manuel Mondragon, Assistant VP of Finance investorrelations@wtoffshore.com 713-297-8024
FOR IMMEDIATE RELEASE
Ken Dennard / ksdennard@drg-e.com Lisa Elliott / lelliott@drg-e.com DRG&E / 713-529-6600

W&T Offshore Provides Operational Update on Third Quarter Activity and Updates Guidance for Kerr-McGee Properties

HOUSTON — August 28, 2006 — W&T Offshore, Inc. (NYSE: WTI) today provided an update on its recent operations and drilling program and provides updated guidance to include the recent closing of the Kerr-McGee transaction.

Since the beginning of the third quarter, W&T Offshore has successfully drilled six out of six wells, including three in the deep shelf. Since the beginning of 2006, the Company has successfully drilled seventeen out of twenty exploration wells and eight out of eight development wells. Two of the development wells, indicated below by an asterisk, were drilled by Kerr-McGee prior to the closing of the transaction.

Third Quarter to Date Successful Wells:

Field Name/Well	Category	Working Interest %
South Timbalier 206 A-10ST	Exploration / Shelf	25%
Eugene Island 205 C-3ST	Exploration / Deep Shelf	100%
Green Canyon 82 #3	Exploration / Deepwater	100%
East Cameron 321 A-25ST	Development / Shelf	100%
South Timbalier 41#5*	Exploration / Deep Shelf	40%
West Cameron 295 #4*	Exploration / Deep Shelf	20%

Updated Third Quarter and Full-Year 2006 Guidance

W&T is revising its third quarter and full year 2006 estimated guidance to reflect the Kerr-McGee transaction. Currently, we anticipate an 18 percent increase in third quarter production and a 16 percent increase for the full year 2006 over our stand-alone guidance. Approximately 2.8 Bcfe has been deferred resulting from third party pipeline repair delays, primarily at East Cameron 321 and Mississippi Canyon 718. The guidance assumes incremental production and expenses as of September 1, 2006.

Estimated Production	Revised Third Quarter 2006	Prior Third Quarter 2006	Revised Full- Year 2006	Prior Full-Year 2006
Crude oil (MMBbls)	1.66 – 1.71	1.5 – 1.6	6.4 – 6.6	5.8 – 6.1
Natural gas (Bcf)	14.7 – 15.2	11.9 – 12.2	60.2 – 62.1	48.2 – 51.1
Total (Bcfe)	24.7 – 25.5	21.1 – 21.6	98.4 – 101.4	83.0 – 87.7
Estimated Daily Production (MMcfe/d)	268 – 277	232 – 237	272 – 278	227 – 240

Operating expenses ($ in millions, except as noted)	Revised Third Quarter 2006	Prior Third Quarter 2006	Revised Full- Year 2006	Prior Full-Year 2006
Lease operating expenses	$28.5 – $30.1	$22.5 – $24.0	$99.7 – $106.8	$75.3 – $82.3
Gathering, transportation & production taxes	$4.8 – $5.6	$3.7 – $4.4	$19.8 – $21.3	$15.1 – $16.5
General and administrative	$9.4 – $11.4	$8.6 – $10.6	$40.6 – $44.6	$38.0 – 43.0
Income tax rate, % deferred	35%, 80%	35.0%, 80%	35.0%, 80%	35.0%, 80%

About W&T Offshore

Founded in 1983, W&T Offshore is an independent oil and natural gas company focused primarily in the Gulf of Mexico, including exploration in the deepwater, where it has developed significant technical expertise. W&T has grown through acquisition, exploitation and exploration and now holds working interests in over 200 fields in federal and state waters and a majority of its daily production is derived from wells it operates. For more information on W&T Offshore, please visit its Web site at www.wtoffshore.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of our risk management activities, governmental regulations and other factors discussed in our Annual Report on 10-K for the year ended December 31, 2005 (www.sec.gov).

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